Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement Amendment No. 1 on Form S-1 of our report dated May 12, 2021 relating to the consolidated financial statements of Butterfly Network, Inc. (f/k/a Longview Acquisition Corp.), which is contained in that Prospectus. We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
May 12, 2021